EXHIBIT (10)

AGREEMENT

    THIS AGREEMENT is between ROHM AND HAAS COMPANY, a Delaware Corporation with offices at 100 Independence Mall West, Philadelphia, PA 19106, and its subsidiaries, divisions or affiliates ("Rohm and Haas") and J. Lawrence Wilson ("Mr. Wilson"), an individual residing at 209 Wakefield Road, Rosemont, Pennsylvania 19010.

A.  Background
    ----------
    WHEREAS, Rohm and Haas may wish to use Mr. Wilson to provide certain advice and services, and

    WHEREAS, Mr. Wilson has certain expertise and experience in providing such services and is willing to provide services for Rohm and Haas.

    NOW, THEREFORE, intending to be legally bound hereby, Rohm and Haas and Mr. Wilson agree as follows:

B.  Services to be Provided
    -----------------------
    1. Mr. Wilson agrees to be available to provide Rohm and Haas advice on any issue pertaining to the business or activities of Rohm and Haas.

C.  Term of the Agreement
    ---------------------
    2. The term of this Agreement shall be from October 1, 1999 to September 30, 2004 ("the Agreement Period"). Mr. Wilson shall provide advice from time to time during the Agreement Period whenever expressly requested by a member of the Rohm and Haas Chairman's Committee.

    3. Either party may terminate this Agreement at anytime with ninety
(90) days advanced written notice to the other party. Upon termination, the provisions of this Agreement will become null and void with the exception of the Intellectual Property, Confidentiality and Conflict of Interest Provisions covered in sections F, G and K hereof, which will remain in full force and effect.

D.  Compensation
    ------------
    4. Rohm and Haas shall pay Mr. Wilson a fee of $100 an hour for any services actually performed. All services provided under this Agreement shall be at the express request of a member of the Rohm and Haas Executive Council.

    5. Mr. Wilson shall provide Rohm and Haas with a detailed invoice of all services rendered on an annual basis. Rohm and Haas will pay that invoice within thirty (30) days of receipt thereof.

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AGREEMENT WITH MR. J. LAWRENCE WILSON                                 PAGE 2

    6. Rohm and Haas shall also reimburse Mr. Wilson for all reasonable and necessary expenses incurred by Mr. Wilson in connection with providing services under this Agreement. To obtain reimbursement, Mr. Wilson must first submit to Rohm and Haas invoices, receipts or other appropriate documentation of the expenses. Payment of such expenses shall be made by Rohm and Haas within thirty (30) days of receipt of such documentation.

E.  Restricted Stock
    ----------------
    7. In connection with this Agreement, and as part of the consideration therefore, Mr. Wilson agrees that, notwithstanding any contrary provision of any Rohm and Haas benefit plan or policy, Mr. Wilson's retirement on September 30, 1999 will not have the effect of eliminating any otherwise applicable restriction on stock granted to him under any such plan or policy. Rather, such restrictions shall continue to apply until they would have lapsed had he remained employed by Rohm and Haas throughout the original term of this Agreement, unless this Agreement is terminated by Rohm and Haas prior to the end of the original term, in which case all such restrictions shall lapse. If Mr. Wilson breaches any term of this Agreement, he shall forfeit any such restricted stock which has not otherwise vested.

F.  Intellectual Property
    ---------------------
    8. Mr. Wilson shall disclose promptly to Rohm and Haas all inventions, discoveries and improvements, whether patentable or not, which relate to the business or activities of Rohm and Haas and which are conceived or made by Mr. Wilson in connection with the services provided under this Agreement or which result from access to business or technology information of Rohm and Haas. Mr. Wilson hereby assigns and shall assign Mr. Wilson's entire interest in such inventions, discoveries and improvements to Rohm and Haas or its nominee and shall execute all documents necessary to enable Rohm and Haas or its nominee to secure patents in the United States or any foreign country or otherwise to protect the interest of Rohm and Haas. These obligations shall continue beyond the termination of this Agreement.

    9. Any copyrightable work which Mr. Wilson authors or co-authors during the course of, or in any way resulting from, this Agreement shall be considered a work made for hire and shall be the exclusive property of Rohm and Haas. The copyright in such work shall be assigned to Rohm and Haas. Mr. Wilson shall not make any copies of such work or use such work other than for the purposes of this Agreement without the prior written permission of Rohm and Haas.

G.  Confidentiality
    ---------------
    11. Mr. Wilson recognizes that all Rohm and Haas business or trade secrets, including secret processes of manufacture, and all other business and technical information, including research records and procedures to which Mr. Wilson has access under this Agreement, are the property of Rohm and Haas. During the term of this Agreement and thereafter, Mr. Wilson shall keep such information secret and confidential and not use such information in any manner unless specifically authorized by this Agreement or by Rohm and Haas in writing or until such information enters the public domain by other means.

    12. All written information, drawings, documents and materials prepared by Mr. Wilson under this Agreement shall be the exclusive property of Rohm and Haas and shall be delivered by Mr. Wilson to Rohm and Haas on or before the termination of this Agreement. During the term of this Agreement


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AGREEMENT WITH MR. J. LAWRENCE WILSON                                 PAGE 3

and thereafter, Mr. Wilson shall keep such information secret and confidential and not use such information in any manner unless specifically authorized by this Agreement or by Rohm and Haas in writing or until such information enters the public domain by other means.

    13. Mr. Wilson shall, upon termination of this Agreement, return to Rohm and Haas all papers, notes, books or other documents which contain or refer to any business or technical information of Rohm and Haas, and all copies of such documents, and all other property belonging to Rohm and Haas or relating to its business.

H.   Prior Agreements
     ----------------
    14. The Employment Agreement (Exhibit A) and Departing Employee Notice and Acknowledgment of Continuing Obligations and Acknowledgment and Records Security Statement (Exhibit B) executed by Mr. Wilson prior to the execution of this Agreement shall remain in full force and effect and shall survive the execution of this Agreement.

I.  Independent Contractor
    ----------------------
    15. In providing service under this Agreement, Mr. Wilson shall act as, and be deemed, an Independent Contractor and not an employee or agent of Rohm and Haas. Mr. Wilson shall not make any representations to being an employee or agent of Rohm and Haas and shall pay all federal, state and local taxes which shall be become due on any money paid to Mr. Wilson by Rohm and Haas under the terms of this Agreement.

J.  Personal Performance of Work and Nonassignability
    ------------------------------------------------
    16. The services provided under this Agreement shall all be provided personally by Mr. Wilson. Mr. Wilson may not assign any rights or performance obligations under this Agreement to any other party. Any attempt to make such an assignment will be void.

K.  Conflict of Interest
    --------------------
    17. During the original term of this Agreement and for a period of two years thereafter, Mr. Wilson will not, directly or indirectly, for himself or others, render competing services. Not withstanding the above, Mr. Wilson may accept employment with a competitor whose business is diversified, provided that he will not be employed in a competing capacity, and provided that prior to his accepting such employment, Rohm and Haas shall receive separate written assurances satisfactory to Rohm and Haas from such competitor and Mr. Wilson, that Mr. Wilson will not render services which are directly or indirectly in competition with Rohm and Haas.

L.  Compliance with Applicable Law
    ------------------------------
    18. In providing services under this Agreement, Mr. Wilson shall comply with all applicable federal, state and local laws, regulations, obligations or governmental requests.

M.  Notice
    ------
    19. All notices given pursuant to this Agreement shall be directed to:


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AGREEMENT WITH MR. J. LAWRENCE WILSON                                 PAGE 4

FOR MR. WILSON:                          FOR ROHM AND HAAS:

Mr. J. Lawrence Wilson                   Chief Executive Officer
209 Wakefield Road                       Rohm and Haas Company
Rosemont, PA 19010                       100 Independence Mall West
                                         Philadelphia, PA 19106


N.  Miscellaneous Provisions
   -------------------------
    20. This Agreement contains the entire agreement of the parties relating to the subject matter herein. It may be changed only by a written agreement, signed by both parties.

    21. The fact that any portion of this Agreement shall be found invalid or unenforceable shall not effect the validity or enforceability of the remainder of this Agreement.

    22. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

    23. This Agreement may be executed in counterparts and will be valid even though the signatures of all parties do not appear on the same page.


Dated:  _________     _____________________________
                      J. LAWRENCE WILSON


Dated:  __________    _____________________________
                      MARISA GUERIN
                      FOR ROHM AND HAAS

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                                EXHIBIT B

                      DEPARTING EMPLOYEE NOTICE AND
                 ACKNOWLEDGMENT OF CONTINUING OBLIGATIONS

    As you terminate your employment with Rohm and Haas, it is important that you are reminded of obligations about confidential information learned during your employment, and as expressed in your employment agreement with Rohm and Haas, and in agreements with former employers to the extent they relate to confidential information acquired by Rohm and Haas or its subsidiaries. It is in your best interest, and that of Rohm and Haas, to have this reminder.

HANDLING OF CONFIDENTIAL INFORMATION
------------------------------------
    Naturally, we will keep all originals and copies of tangible Rohm and Haas property which was assigned to you or prepared by you. This includes drawings, memos, reports, forecasts, estimates, plans, letters, organization charts, pictures, invention records, notebooks, etc. However, some of the information you necessarily carry away in your memory is also considered Rohm and Haas property.

    The purpose of this acknowledgment is to confirm your recognition of your obligation not to use or disclose without prior consent any confidential information as that term is defined in your employment agreement, and especially "trade secrets." This kind of information is of great value to a company, including Rohm and Haas, and its competitors. A good general rule is to keep all information about Rohm and Haas' business confidential until you know it has become publicly known. A company's right to have such confidential information protected from dissemination and/or use without its permission is well-recognized and enforced by the courts since, in addition to your express obligations under your employment agreements, the law includes as a part of every employment relationship an implied agreement not to use or disclose this information. Thus, when you accepted employment with Rohm and Haas, just as you would with any other company, you accepted a legal and moral obligation not to use or disclose confidential or "trade secret" or other proprietary information. This obligation continues even after you terminate your employment.

    While it is impossible to mention all items of confidential information, a partial list includes marketing and advertising plans, specific areas of research and development, project work, product formulation, processing methods, assignments of individual employees, testing and evaluation procedures, cost figures, construction plans and special techniques or methods of any kind peculiar to Rohm and Haas, which offer the opportunity for a competitive advantage. More specifically, Rohm and Haas considers to be confidential information any non-public information which could be used for a competitive advantage that you have acquired during any tenure at Rohm and Haas. This would include without limitation any and all unpublished information and knowledge relating to the development, testing, formulation, manufacture and marketing of Rohm and Haas products, as well as any and all methods, procedures and operations relating to the business of Rohm and Haas.

    Particular care may be needed to avoid accidental disclosure of confidential information you have in these areas. Probably the safest course is simply not to discuss Rohm and Haas information with anyone.

    On the other hand, you certainly have the right to use much of the general knowledge acquired as a Rohm and Haas employee. You can use any general knowledge and skills you have acquired, so long as you do not use or disclose confidential information (including trade secrets). You may use your general creative talents on projects which differ from those with which you became familiar at Rohm and


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Haas or your former employers, provided that you do not draw upon confidential information in doing so. You may solve problems in new projects by drawing upon your general knowledge and skills.

ASSIGNMENT OF EMPLOYEE INVENTIONS
---------------------------------
    Under your employment agreement, Rohm and Haas is legally entitled to all rights in inventions relating to its business which are made or conceived by you during your employment. Such inventions include all types of technical, artistic, or commercial creative work, whether or not they are patentable. They include composition, process and apparatus inventions, as well as computer programs, sales and promotion plans, copy, art work, construction plans, etc. Rohm and Haas is entitled to receive a prompt and full disclosure of such inventions and a worldwide assignment of rights. Rohm and Haas is also entitled to your complete cooperation in executing papers required for filing and prosecuting any patent applications and for establishing Rohm and Haas ownership. If it is necessary for you to do any of these things after termination, we will pay out-of-pocket expenses and reasonable compensation for time spent in review of papers or other aspects of such cooperation.

    If at any time you have any questions dealing with your rights and obligations in connection with any of the foregoing, please let us know. Specifically, if you have a question about the confidentiality of any information, please consult with us before using or disclosing that information. To help avoid the possibility of any future misunderstanding, please read and sign the following acknowledgment.


                                                      ROHM AND HAAS COMPANY

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              ACKNOWLEDGMENT AND RECORDS SECURITY STATEMENT

    No later than my last day worked at Rohm and Haas, I will return all documents containing confidential or trade secret information, including research notebooks, which I have had in my possession to Rohm and Haas.
A list of the types of documents currently in my possession, including location of such documents, is provided below. I will retain no copies of such documents in my possession. I have reread my Employment Agreement and the Departing Employee Notice and Acknowledgment of Continuing Obligations, and understand that my obligations, to which I had agreed earlier, except as clarified by any clause in this Agreement and Release, continue beyond the separation of my employment.

    During my employment with Rohm and Haas, I have worked in the following areas:


________________________________________________________________________


________________________________________________________________________
Documents and Location (please use reverse side if additional room is needed):




                        _____________________________
                        J. LAWRENCE WILSON